UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 24, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

IBM held its Annual Meeting of Stockholders on April 24, 2012.  For more information on the following proposals, see the company’s proxy statement dated March 12, 2012, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

•                  The stockholders elected each of the fourteen nominees to the Board of Directors for a one-year term by a majority of the votes cast:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
A.J.P. Belda	686,812,486	58,242,084	4,186,153	178,742,193
W.R. Brody	738,539,332	6,680,122	4,017,288	178,742,193
K.I. Chenault	722,684,028	22,510,375	4,034,067	178,742,193
M.L. Eskew	678,991,490	65,962,032	4,286,234	178,742,193
D.N. Farr	739,218,740	5,784,066	4,231,753	178,742,193
S.A. Jackson	670,119,727	74,688,887	4,422,476	178,742,193
A.N. Liveris	691,774,721	52,865,839	4,601,062	178,742,193
W.J. McNerney, Jr.	722,647,797	22,494,670	4,094,935	178,742,193
J.W. Owens	738,489,981	6,219,538	4,522,831	178,742,193
S.J. Palmisano	734,094,473	11,798,164	3,347,283	178,742,193
V.M. Rometty	739,335,400	6,299,367	3,600,427	178,742,193
J.E. Spero	738,253,287	6,959,147	4,015,530	178,742,193
S. Taurel	734,485,110	10,539,888	4,204,472	178,742,193
L.H. Zambrano	702,127,826	42,854,401	4,249,691	178,742,193

•                  The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the company:

For	907,372,177
Against	17,176,589
Abstain	3,420,575

•      Advisory Vote on Executive Compensation:

For	714,118,398	96.21%
Against	28,146,005	3.79%
Abstain	6,955,446
Broker Non-Votes	178,742,193

Two stockholder proposals were presented at the meeting.

•                  Stockholder Proposal to Review Political Contributions – Trade Associations Policy:

For	69,840,656	9.73%
Against	647,698,773	90.27%
Abstain	31,695,370
Broker Non-Votes	178,742,193

•                  Stockholder Proposal for Disclosure of Lobbying Policies and Practices:

For	70,316,189	9.80%
Against	646,942,269	90.20%
Abstain	31,978,413
Broker Non-Votes	178,742,193

The Stockholder Proposal on Cumulative Voting was not presented at the meeting.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 26, 2012

	By:	/s/ Maureen Sladek
Maureen Sladek
Associate General Counsel and
Assistant Secretary